Exhibit 5.1

	Arnold C. Lakind Barry D. Szaferman Jeffrey P. Blumstein Steven Blader Brian G. Paul+ Craig J. Hubert++ Michael R. Paglione* Lionel J. Frank** Jeffrey K. Epstein+	Of Counsel Stephen Skillman Linda R. Feinberg Anthony J. Parrillo Paul T. Koenig, Jr. Robert A. Gladstone Janine Danks Fox* E. Elizabeth Sweetser Keith L. Hovey
Szaferman, Lakind, Blumstein &	Stuart A. Tucker
Blader, P.C.	Scott P. Borsack***	Michael D. Brottman**
Attorneys at Law	Daniel S. Sweetser*	Lindsey Moskowitz Medvin**
	Robert E. Lytle	Mark A. Fisher
101 Grovers Mill Road, Suite 200	Janine G. Bauer***	Robert L. Lakind***
Lawrenceville, NJ 08648	Daniel J. Graziano Jr.	Thomas J. Manzo**
P: 609.275.0400	Nathan M. Edelstein**	Carley Ward**
F: 609.275.4511	Bruce M. Sattin***	Melissa A. Chimbangu
www.szaferman.com	Gregg E. Jaclin**	Kathleen O’Brien
	Robert P. Panzer	Steven A. Lipstein**
	Benjamin T. Branche*	Yarona L. Yieh#
	Robert G. Stevens Jr.**	Brian A. Heyesey
Mengyi "Jason" Ye
June 10, 2016		John O’Leary***
Christopher S. Myles
Christopher S. Kwelty

Opiant Pharmaceuticals, Inc. 401 Wilshire Blvd., 12th Floor Santa Monica, CA 90401 Gentlemen:		+Certified Matrimonial Attorney ++Certified Civil and Criminal Trial Attorney *NJ & PA Bars **NJ & NY Bars ***NJ, NY & PA Bars #NY Bar

You have requested our opinion as counsel for Opiant Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the resale of 15,715 shares of the Company’s common stock (the “Shares”), up to 45,000 shares of common stock to be issued upon the exercise of warrants which such common stock having not yet been issued (“Warrant Shares”), and 200,000 shares of common stock to be issued upon the exercise of options which such common stock having not yet been issued (the “Option Shares”). The Shares, Warrant Shares and Option Shares were issued to officers, directors and consultants of the Company in exchange for services rendered and are therefore exempt from registration pursuant to 4(2)(a) , as promulgated by the Commission under the Act, for an aggregate of 2,060,715 shares of the Company’s common stock, par value $0.001 per share.

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	The Registration Statement which includes the prospectus;
(b)	The Articles of Incorporation dated June 21, 2005;
(c)	Amendments to the Articles of Incorporation, dated August 10, 2009, September 16, 2009, November 26, 2014 and January 28, 2016;
(d)	A Board of Directors resolution ratifying the issuance of the Shares, Warrant Shares and Option Shares on the Registration Statement dated May 27, 2016;
(e)	A Certificate of Good Standing of the Company issued by the Secretary of State of the State of Nevada dated May 31, 2016.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officer’s Certificate. In reliance on the factual matters contained therein, and based upon our review of the foregoing, it is our opinion that the Shares have been duly authorized, were legally issued, fully paid and are non-assessable. In addition, we are of the opinion that the Shares, Warrant Shares and Option Shares have been duly authorized and once issued will be legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Scott Borsack
Scott Borsack
For the Firm